Exhibit 10.1

FORM OF STOCKHOLDER VOTING AND SUPPORT AGREEMENT
THIS STOCKHOLDER VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of May 23, 2016 by and between Ares Capital Corporation, a Maryland corporation (“Parent”), on the one hand, and the undersigned stockholder (the “Stockholder”) of American Capital, Ltd., a Delaware corporation (the “Company”), on the other hand.
WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, Orion Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Acquisition Sub”), American Capital Asset Management, LLC (“Subsidiary Adviser’), a Delaware limited liability company, Ivy Hill Asset Management, L.P., a Delaware limited partnership (“IHAM”), Ivy Hill Asset Management GP, LLC, a Delaware limited liability company, in its capacity as general partner of IHAM and, for the limited purposes set forth therein, Ares Capital Management, LLC, a Delaware limited liability company (“Parent External Adviser”), have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which (i) Subsidiary Adviser will be merged with and into IHAM, with IHAM being the surviving entity in such merger and a wholly owned subsidiary of Parent (the “Adviser Merger”) and (ii) Acquisition Sub will be merged with and into the Company, with the Company being the surviving entity of such merger and a wholly owned subsidiary of Parent (the “Company Merger” and together with the Adviser Merger, the “Mergers”), in each case on the terms, and subject to the conditions, set forth in the Merger Agreement;
WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number of (a) shares of Company Common Stock set forth on Schedule I hereto (such shares of Company Common Stock, together with any other equity securities of the Company, the power to dispose of or the voting power over which is acquired by the Stockholder during the period from and including the date hereof through and including the Expiration Date (as defined below) (excluding any shares of Company Common Stock underlying any Company Incentive Awards (except to the extent such shares are no longer held in a trust and may be voted in the Stockholder’s sole discretion, if applicable) but including any shares of Company Common Stock acquired upon exercise of any Company Options during such period), collectively, the “Subject Shares”) and (b) shares of Company Common Stock underlying the Company Options set forth on Schedule I hereto (such Company Options, together with any other Company Options acquired by the Stockholder during the period from and including the date hereof through and including the Expiration Date, collectively, the “Subject Options”); and
WHEREAS, as an inducement to Parent’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement and vote its Subject Shares as described herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Section 1.Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a)    “Constructive Sale” shall mean, with respect to any Subject Shares or Subject Options, a short sale with respect to such Subject Shares or Subject Options, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares or Subject Options, entering into or acquiring a future or forward contract to deliver such Subject Shares or Subject Options, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares or Subject Options.
(b)    “Deemed Converted Shares” shall mean, with respect to any point in time, the amount of shares of Company Common Stock that would be acquired by the Stockholder if the Stockholder exercised his or her Subject Options at such time.
(c)    “Expiration Date” shall mean the earliest to occur of (i) the Adviser Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII of the Merger Agreement and (iii) the mutual written agreement of each of the parties hereto to terminate this Agreement.
(d)    “Spread Value” shall mean, with respect to a Subject Option, the difference between (i) the per share trading price of Company Common Stock underlying a Subject Option on the trading day immediately preceding the date of execution of the Merger Agreement and (ii) the per share exercise price of Company Common Stock underlying such Subject Option.
(e)    “Transfer” shall mean, with respect to any Subject Shares or Subject Options, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Subject Shares or Subject Options (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares or Subject Options, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.
SECTION 2.    Transfer of Shares.
(a)    Transfer of Shares. The Stockholder hereby agrees that at all times during the period commencing on the date hereof until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Stockholder’s Subject Shares or Subject Options and shall not make an offer or enter into an agreement, commitment or other arrangement regarding any

Transfer of any of such Subject Shares or Subject Options; provided, however, that the Stockholder may exercise an unlimited number of such Stockholder’s vested and exercisable Subject Options and the Stockholder may Transfer such number of shares of Company Common Stock underlying such Stockholder’s Subject Options that would yield a value to the Stockholder not to exceed twenty-five percent (25%) of the aggregate Spread Value of all such Stockholder’s Subject Options as of the date hereof and such Subject Shares shall no longer be subject to the limitations set forth in this Agreement; provided, further, that if the Stockholder exercises any such Subject Options, the Stockholder shall, until the occurrence of the record date established by the Company for the Company Stockholders’ Meeting, exercise and Transfer such Subject Options in descending Spread Value beginning with such Subject Options having the highest Spread Value.
(b)    Transfer of Voting Rights. Except as otherwise permitted by this Agreement, the Stockholder hereby agrees that, at all times commencing on the date hereof until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any of the Stockholder’s Subject Shares or Subject Options in a voting trust, grant any proxy or power of attorney in respect of the Stockholder’s Subject Shares or Subject Options, or enter into any voting agreement or similar arrangement, commitment or understanding with respect to the Stockholder’s Subject Shares or Deemed Converted Shares in violation of this Agreement.
SECTION 3.    Agreement to Vote Shares.
(a)    Voting Agreement. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder agrees (solely in its capacity as a stockholder of the Company) that it shall, or shall cause its nominee holder of record on any applicable record date to, vote the Subject Shares that the Stockholder is eligible to vote, and deliver a written consent in respect of the Stockholder’s Subject Shares, at any applicable general or special meeting of the stockholders of the Company:

(i)
in favor of (x) adoption of the Merger Agreement and approval of the Mergers, (y) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company’s stockholders is requested, and (z) any proposal or action in respect of which approval of the Company’s stockholders is requested that could reasonably be expected to facilitate the Mergers and the other transactions contemplated by the Merger Agreement; and

(ii)
against (x) any proposal or action that would constitute, or could reasonably be expected to result in, a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder under this Agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Mergers or any of the other transactions contemplated by the Merger Agreement,

(y) any Competing Proposal or any proposal relating to a Competing Proposal and (z) any stock purchase agreement, merger, consolidation, business combination, tender offer, exchange, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any one or more assets or businesses of the Company, its Consolidated Subsidiaries and the Subsidiary Adviser Group (other than the Merger Agreement and the transactions contemplated thereby);
provided, that the foregoing voting covenants shall apply solely to actions taken by the Stockholder in its capacity as a stockholder of the Company, and solely with respect to such matters to the extent the approval of the Company’s stockholders is required or requested by the Company, and the Stockholder shall not have any obligations or restrictions with respect to such matters in any other capacity or in any other context.
Until the Expiration Date, in the event that any meeting of the stockholders of the Company is held with respect to any of the matters specified in Section 3(a)(i) or (ii) above (and at every adjournment or postponement thereof), the Stockholder covenants that it shall, or shall cause the holder of record of the Stockholder’s Subject Shares on each record date relevant to such a stockholder vote with respect to such specified matters to, appear at such meeting or otherwise cause the Stockholder’s Subject Shares that are eligible to be voted at such stockholder meeting to be counted as present thereat for purposes of establishing a quorum.
(b)    Prior to the Expiration Date, the Stockholder covenants not to enter into any understanding or agreement with any Person to vote or give instructions with respect to the Stockholder’s Subject Shares in any manner inconsistent with Section 3(a).
SECTION 4.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein, or (b) in the performance of any of the Stockholder’s duties or responsibilities as stockholders or officers or directors, as the case may be, of the Company.
SECTION 5.    Solicitation. The Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company, agrees not to, directly or indirectly, take any action that would violate Section 5.6 of the Merger Agreement if the Stockholder were deemed a “Representative” of the Company for purposes of such Section 5.6 of the Merger Agreement; provided, the foregoing shall not serve to limit or restrict any actions taken by the Stockholder in any capacity other than as stockholder of the Company, to the extent such actions are permitted or required under such Section 5.6 of the Merger Agreement.
SECTION 6.    Representations, Warranties and Other Agreements of the Stockholder. The Stockholder hereby represents and warrants to Parent as of the date hereof:

(a)    (i) the Stockholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Shares and Subject Options set forth on Schedule I, (ii) the Stockholder has sole voting power, and sole power of disposition, in each case either individually or through the Stockholder’s representatives, with respect to all of its Subject Shares, (iii) the Subject Shares and Subject Options owned by the Stockholder are all of the equity securities of the Company owned, either of record or beneficially, by the Stockholder, (iv) the Subject Shares and Subject Options owned by the Stockholder are free and clear of all Liens, other than any Permitted Liens or Liens created by this Agreement or as imposed by Applicable Law and (iv) the Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.
(b)    the Stockholder has full capacity, power and authority to make, enter into and carry out the terms of this Agreement applicable to the Stockholder;
(c)    the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any Applicable Law or any contract to which the Stockholder is a party or which is binding on the Stockholder or the Stockholder’s Subject Shares or Subject Options, and will not result in the creation of any Lien, except for a Permitted Lien, on any of the Stockholder’s Subject Shares or Subject Options;
(d)    this Agreement has been duly executed by the Stockholder and constitutes the valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought;
(e)    the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by the Stockholder, (i) except for any applicable requirements and filings with the SEC, if any, under the Exchange Act, and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of the Stockholder’s obligations under this Agreement in any material respect; and
(f)    the Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.
SECTION 7.    Consent. The Stockholder, on behalf of itself only, consents to and authorizes the Company, Parent and their respective Affiliates to (a) publish and disclose in the

Joint Proxy Statement, the Form N-14, any current report of the Company or Parent on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, the Stockholder’s identity and ownership of Subject Shares and Subject Options and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Mergers.
SECTION 8.    Stockholder Capacity. To the extent that the Stockholder is an officer or director of the Company or any Company Subsidiaries, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken or not taken by the Stockholder in its capacity as an officer or director of the Company or any of the Company’s Subsidiaries or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of the Stockholder acting in its capacity as an officer or director), and none of such actions (or determinations not to take any action) in such other capacities shall be deemed to constitute a breach of this Agreement.
SECTION 9.    Termination. Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Stockholder hereunder automatically shall terminate and be of no further force or effect as of the earliest to occur of (a) the Expiration Date and (b) the date of any amendment to the Merger Agreement if such amendment (x) materially and adversely affects the economic interest of the stockholders of the Company or (y) otherwise decreases the Merger Consideration or changes the form of consideration payable to the stockholders of the Company in the Mergers; provided, that (1) Section 9 hereof shall survive any termination or expiration of this Agreement, (2) any such termination shall not relieve any party from liability for any willful breach of its obligations hereunder prior to such termination and (3) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach.
SECTION 10.    Appraisal Rights. The Stockholder (a) irrevocably waives and agrees not to exercise any rights (including under Section  262 of the DGCL) to demand appraisal of any of the Subject Shares or rights to dissent from the Mergers that the Stockholder may otherwise have and (b) agrees not to commence or participate in, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Acquisition Sub, the Company, Parent External Adviser or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Mergers, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Stockholder for any breach of this Agreement by Parent or its Affiliates.
SECTION 11.    Further Assurances.
(a)    Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.
(b)    The Stockholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Shares or Subject Options acquired by the Stockholder after the date hereof which are not set forth on Schedule I hereto.
SECTION 12.    Miscellaneous.
(a)    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b)    Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party’s obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context.
(c)    Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, is to be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.
(d)    Assignment. Except as expressly permitted by the terms hereof, no party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party hereto, and any attempted assignment without such prior written approval shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(e)    Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.
(f)    Specific Performance; Injunctive Relief. The parties agree that irreparable damage for which monetary damages would not be an adequate remedy would occur to Parent in the event that Stockholder does not perform any provision of this Agreement in accordance with the specific terms hereof or otherwise breach such provisions, and that Parent shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity. The Stockholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein on the basis that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.
(g)    Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(h)    Jurisdiction and Venue. In addition, each of the parties hereto (i) expressly and irrevocably consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, or if that court lacks subject matter jurisdiction, any state or federal court located within the State of Delaware for the purpose of any suit, action or proceeding (whether, in contract, tort, equity or otherwise) relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any suit, action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.
(i)    Waiver Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12(I).
(j)    No Agreement Until Transaction Documents Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.
(k)    No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights, remedies, obligations or liabilities upon any Person other than the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

(l)    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as from time to time may be specified by the parties by like notice):
if to Parent, to:
c/o Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167
Attention: Kipp deVeer, Joshua Bloomstein
Email: deveer@aresmgmt.com; bloomstein@aresmgmt.com
Facsimile: (212) 750-1777

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attention: Jim Gorton; Adel Aslani-Far; Paul Kukish
Email: James.Gorton@lw.com; Adel.Aslanifar@lw.com; Paul.Kukish@lw.com

    Facsimile: (212) 751-4864
If to the Stockholder:
[Stockholder]
American Capital, Ltd.
Two Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
Attention: [Stockholder]
Facsimile: (301) 654-6714
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Phone: (212) 735-3000
Fax: (212) 735-2000
Email: David.Goldschmidt@skadden.com
Attention: David J. Goldschmidt, Esq.

and:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Phone: (212) 735-3000
Fax: (212) 735-2000
Email: Richard.Grossman@skadden.com
Attention: Richard J. Grossman, Esq.
and:
Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, IL 60606
Phone: (312) 407-0700
Fax: (312) 407-0411
Email: Shilpi.Gupta@skadden.com
Attention: Shilpi Gupta, Esq.

(m)    Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as the delivery of an original. At the request of any party, the parties will confirm signatures executed by facsimile or other electronic transmission by signing a duplicate original document.
(n)    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained or incorporated by reference into this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with its terms, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

[PARENT]

By: ___________________________________
Name:
Title:

[Signature Page to Voting and Support Agreement]

[STOCKHOLDER]

_________________________________

[Signature Page to Voting and Support Agreement]

Schedule I

	Subject Shares	Subject Options	Address
[Stockholder]	[__]	[__]	[_____]
TOTAL	[__]	[__]